Registration No.

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               BALCHEM CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                   13-2578432
                      (I.R.S. Employer Identification No.)

                                  P.O. Box 175
                           Slate Hill, New York 10973
                    (Address of Principal Executive offices)

                 Balchem Corporation 401(k)/Profit Sharing Plan
                            (Full title of the plan)

                             Wallace J. Borker, Esq.
                         Lebensfeld Borker & Sussman LLP
                               342 Madison Avenue
                            New York, New York 10173
                                 (212) 371-0300
            (Name, Address and Telephone Number of Agent for Service)

                                          CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                  Proposed Maximum       Proposed Maximum
Title of  Securities to       Amount to be        Offering Price per     Aggregate Offering        Amount of
be Registered                 Registered          Share                  Price                  Registration Fee
-------------                 ----------          -----                  -----                  ----------------
Common Stock,
     Par value
     $0.06-2/3
     per share               100,000 shs.       $16.50 (1)             $1,650,000.00           $568.97
-------------------------------------------------------------------------------------------------------------------
       Total                 100,000 shs.                              $1,650,000.00           $568.97
===================================================================================================================

(1) Calculated pursuant to Rule 457(h)(1) on the basis of the high and low prices of the Company's Common Stock as reported on the consolidated reporting system for the American Stock Exchange on January 9, 1998.




This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The Registrant hereby incorporates by reference the following documents into this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

                  (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997.

                  (c) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997.

                  (d) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1997.

                  (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, File No. 1-13648, filed under the Securities Exchange Act of 1934 (the "Exchange Act") and declared effective by the Securities and Exchange Commission on February 28, 1995.

                  In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not required, in as much as the Registrant's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Article XI of the by-laws of the Registrant provides as follows:

                  INDEMNITY OF OFFICERS AND DIRECTORS

                  The corporation shall indemnify and hold harmless each of its directors and officers against any and all expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding to which such director or officer is made a party by reason of his being, or having been, a director or officer of the corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct in the performance of his duties as such director or officer. In the event of settlement of such action, suit or proceeding in the absence of such adjudication, indemnification shall include reimbursement of amounts paid in settlement and expenses actually and necessarily incurred by such director or officer in connection therewith, but such indemnification shall be provided only if this corporation is advised by its counsel that in his opinion such settlement is for the best interests of this corporation and the director or officer to be indemnified has not been guilty of gross negligence or misconduct in respect of any matter covered by such settlement. Such right of indemnification shall not be deemed exclusive of any other right, or rights, to which such director or officer may be entitled under any agreement, vote of shareholders or otherwise.


Item 7.           Exemption from Registration Claimed.

                  Not applicable.


 Item 8.          Exhibits.

                  See the Exhibit Index on page II-6 of this Registration Statement.

                  The Registrant undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service (IRS) in a timely manner and has made and will make all changes required by the IRS in order to qualify the Plan.

Item 9.           Undertakings.

                  (1)      The undersigned Registrant undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

                           (i) to include  any  prospectus  required  by section
                  10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report required to be filed by the Registrant or plan pursuant to Section 13 or 15(d) of the Exchange Act that is incorporated herein by reference;

                           (ii)to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant or plan pursuant to Section 13 or 15(d) of the Exchange Act that is incorporated herein by reference;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement related to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in
Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Slate Hill, State of New York, on December 12, 1997.


                                      BALCHEM CORPORATION




                                      By:  \s\ Dino A. Rossi
                                           -----------------
                                           Dino A. Rossi
                                           President and Chief Executive Officer

                                 ---------------

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dino A. Rossi, his true and lawful attorney-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Balchem Corporation, any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 12, 1997 by the following persons in the capacities indicated.

Signature                              Title                                   Date
---------                              -----                                   ----
\s\Dino A. Rossi                 President and Chief Executive          December 12, 1997
----------------                 Officer (Principal Executive
   Dino A. Rossi                 Officer); Director


                                 Director                               December    , 1997
----------------
   John E. Beebe


\s\Francis X. McDermott          Director                               December 12, 1997
-----------------------
   Francis X. McDermott



\s\Leonard J. Zweifler           Director                               December  12, 1997
----------------------
   Leonard J. Zweifler

Signature                              Title                                   Date
---------                              -----                                   ----


---------------------            Director                               December    , 1997
    Donald E. Alguire



\s\Israel Sheinberg              Director                               December 12, 1997
-------------------
   Israel Sheinberg



\s\Kenneth P. Mitchell           Director                               December 12, 1997
----------------------
   Kenneth P. Mitchell



\s\Paul F. Mosher                Director                               December 12, 1997
-----------------
   Paul F. Mosher



\s\Carl R. Pacifico              Director                               December 12, 1997
-------------------
   Carl R. Pacifico


                                  EXHIBIT INDEX


      Exhibit No.                                    Description
      -----------                                    -----------

         (4)         -        Balchem Corporation 401(k)/Profit Sharing Plan
                              dated January 1, 1998

         (5)         -        Opinion of Lebensfeld Borker & Sussman LLP

         (24)(a)     -        Consent of Lebensfeld Borker & Susman LLP
                              (included in Exhibit 5)

         (24)(b)     -        Consent of Judelson, Giordano & Siegel, P.C.